Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Organized Under Laws Of
2463297 Ontario Limited	Canada
Chemours Belgium BVBA	Belgium
Chemours Deutschland GmbH	Germany
Chemours France SAS	France
Chemours Hong Kong Holding Limited	Hong Kong
Chemours International Operations Sàrl	Switzerland
Chemours Italy S.r.l.	Italy
Chemours Kabushiki Kaisha	Japan
Chemours Korea Inc.	Korea
Chemours Netherlands B.V.	Netherlands
Chemours NL Holding 1 B.V.	Netherlands
Chemours NL Holding 2 B.V.	Netherlands
Chemours NL Holding 4 B.V.	Netherlands
Chemours International B.V.	Netherlands
Chemours Services Sàrl	Switzerland
Chemours Spain S.L.	Spain
Chemours Titanium Technologies (Taiwan) Ltd.	Taiwan
Chemours TR Kimyasal Ürünler Limited Şirketi	Turkey
Chemours UK Limited	United Kingdom
Chemours Vietnam Company Limited	Vietnam
Dordrecht Energy Supply Company (Desco) B.V.	Netherlands
First Chemical Holdings, LLC	Mississippi
First Chemical Texas, L.P	Delaware
FT Chemical, Inc.	Texas
ICOR International Inc.	Indiana
Initiatives Inc de México S.A. de C.V.	Mexico
Noluma International, LLC	Delaware
PT The Chemours Indonesia	Indonesia
Southern Ionics Minerals, LLC	Mississippi
The Chemours (Changshu) Fluoro Technology Company Limited	China
The Chemours (Taiwan) Company Limited	Taiwan
The Chemours (Thailand) Company Limited	Thailand
The Chemours 3F Fluorochemicals (Changshu) Company, Limited	China
The Chemours Canada Company	Canada
The Chemours Chemical (Shanghai) Company Limited	China
The Chemours China Holding Co., Ltd.	China
The Chemours Company (Argentina) S.R.L.	Argentina
The Chemours Company AR, LLC	Delaware

The Chemours Company (Australia) Pty Ltd	Australia
The Chemours Company Asia Pacific Operations, Inc.	Delaware
The Chemours Company Delaware Operations, Inc.	Delaware
The Chemours Company FC, LLC	Delaware
The Chemours Company Holding US, LLC	Delaware
The Chemours Company Industria E Comercio de Produtos Quimicos Ltda.	Brazil
The Chemours Company Mexicana S. de R.L. de C.V.	Mexico
The Chemours Company Mexico, S. de R.L. de C.V.	Mexico
The Chemours Company North America, Inc.	Delaware
The Chemours Company Servicios, S. de R.L. de C.V.	Mexico
The Chemours Company Singapore Pte. Ltd.	Singapore
The Chemours Company Worldwide Operations, Inc.	Delaware
The Chemours Holding Company, S. de R.L. de C.V.	Mexico
The Chemours India Private Limited	India
The Chemours Malaysia Sdn. Bhd.	Malaysia

Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.